UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 4, 2014

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KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Kips Bay Medical, Inc. (“Kips Bay”) was held on February 4, 2014. The final results of the stockholder vote on each proposal brought before the Special Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal No. 1— Approval of amendment to certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 90,000,000	19,705,790	1,529,253	3,986	574,195

	For	Against	Abstain	Broker Non-Votes
Proposal No. 2—Approval of adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1	20,250,895	1,524,140	38,189	0

Both Proposals No. 1 and No. 2 were approved by Kips Bay’s stockholders by the required vote.

Item 8.01      Other Events.

Following approval by Kips Bay’s stockholders at the Special Meeting of the amendment to Kips Bay’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 90,000,000, Kips Bay filed a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on February 4, 2014, to effect such increase in the number of authorized shares. The Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Kips Bay Medical, Inc. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIPS BAY MEDICAL, INC.

Dated: February 5, 2014	By:	/s/ Scott Kellen
Name: Scott Kellen Title: Chief Operating Officer and Chief Financial Officer

KIPS BAY MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Certificate of Amendment to Certificate of Incorporation of Kips Bay Medical, Inc.	Filed herewith